Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12

SunAmerica Income Funds

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PROXY FACT SHEET FOR:

SUNAMERICA GNMA FUND

SPECIAL MEETING IMPORTANT DATES		SPECIAL MEETING LOCATION
Record Date	AUGUST 15, 2014	SUNAMERICA ASSET MANAGEMENT CORP.
Mail Date	SEPTEMBER 10, 2014	HARBORSIDE FINANCIAL CENTER - 3200 PLAZA 5
Meeting Date	OCTOBER 16, 2014 @ 10:30 AM EDT	JERSEY CITY, NEW JERSEY 07311
ADDITIONAL INFORMATION		CONTACT INFORMATION
Ticker Symbol	SEE PAGE 3	Inbound Line	1-877-896-3196
Cusip Number	SEE PAGE 3	Website	www.safunds.com

AST Fund Solutions is mentioned on Pages (v), 33 & 36 of the Proxy Statement.

What are shareholders being asked to vote on?

1.	To consider a proposal to approve an Agreement and Plan of Reorganization pursuant to which the GNMA Fund would transfer all of its assets to the SunAmerica U.S. Government Securities Fund, also a series of the Trust, in exchange solely for the assumption of the GNMA Fund’s liabilities by the U.S. Government Securities Fund and for Class A, Class B and Class C shares of the U.S. Government Securities Fund, which shares will be distributed by the GNMA Fund to the holders of its shares in complete liquidation thereof;

BOARD OF TRUSTEES RECOMMENDATION – FOR

Why are shareholders being asked to approve an Agreement and Plan of Reorganization?

SunAmerica Asset Management, LLC, the investment adviser to the GNMA Fund, believes that continuing to operate the GNMA Fund as currently constituted is not in the best interests of the GNMA Fund’s shareholders. SunAmerica further believes that it is in the best interests of the GNMA Fund’s shareholders to combine its assets with a fund that is similar, but more diversified in the types of securities in which it invests, has a generally similar performance history and has the same net operating expense ratio with respect to each class. SunAmerica believes that shareholders of each fund will benefit more from the expected operating efficiencies and economies of scale that may be achieved by combining the funds’ assets in the reorganization, than by continuing to operate the two funds separately.

How are shareholders of the fund expected to benefit from the proposed Reorganization?

The Board of Trustees has considered that, among other things, the shareholders of the GNMA Fund may benefit from:

•	the expected operating efficiencies from the larger net asset size of the combined fund;

•	the compatibility and similarity of the types of portfolio securities held by the Funds, the similar investment goals of each Fund, the fixed income investing principal investment strategy of each Fund, and certain similarities between the other investment strategies and risks of each Fund; and

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•	the expectation that the combined fund will have net operating expense ratios that are the same as those of the GNMA Fund.

Will fees and expenses increase as a result of the proposed Reorganization?

SunAmerica will earn a management fee at a higher rate with respect to the combined fund than it would otherwise have earned with respect to the GNMA Fund. It should be noted that the GNMA Fund and the U.S. Government Securities Fund are party to the same Expense Limitation Agreement with SunAmerica and, as a result, following the Reorganization, the net operating expense ratio for each class of shares of the Combined Fund will be the same as the current net operating expense ratio for the corresponding class of shares of the GNMA Fund.

How will my shares be impacted by the proposed Reorganization?

The aggregate net asset value of the shares you receive in the Reorganization will equal the aggregate net asset value of the shares you own immediately prior to the Reorganization. Shareholders will receive shares of the U.S. Government Securities Fund of the same class as the shares you own of the GNMA Fund. The number of shares you receive will depend on the relative net asset value of the shares of the GNMA Fund and the U.S. Government Securities Fund on the closing date of the Reorganization. Shareholders rights will not change in any substantial way as a result of the Reorganization, but shareholders will become shareholders of the U.S. Government Securities Fund rather than of the GNMA Fund.

Will the people who manage the day-to-day management of the fund’s assets change as a result of the Reorganization?

The GNMA Fund is advised by SunAmerica. The U.S. Government Securities Fund is also advised by SunAmerica and will continue to be advised by SunAmerica once the Reorganization is completed. In addition, the same portfolio managers currently manage both Funds, and will continue to serve as the portfolio managers of the combined fund following the completion of the Reorganization.

Will shareholders have pay any sales load, commission or other similar fee in connection with the Reorganization?

Shareholders will not pay any sales load, commission or other similar fee in connection with the Reorganization.

What will happen if the Reorganization is not approved?

If the Reorganization is not approved by shareholders of the GNMA Fund, the Board of Trustees may consider such alternatives as it deems appropriate, including, but not limited to, continuing to operate the GNMA Fund with its current investment goal and strategies. If no such suitable alternatives can be found, the Board of Trustees may consider the liquidation of the GNMA Fund. Any such liquidation could be a taxable event for certain shareholders.

I approved, when is the Reorganization expected to occur?

If the reorganization is approved by shareholders, it is expected that the proposed reorganization will take effect in November of 2014.

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Who will bear the costs associated with the Reorganization?

The expenses incurred in connection with the preparation of the Combined Prospectus/Proxy Statement, including all direct and indirect expenses and out-of-pocket costs, other than any transaction costs relating to the sale of the GNMA Fund’s securities prior to and/or after the Reorganization, will be borne solely by SunAmerica or its affiliates, not by either Fund.

Will shareholders have to pay in taxes in connection with the Reorganization?

The Reorganization is expected to qualify as a tax-free “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. The portfolio managers anticipate disposing of a substantial portion of the GNMA Fund’s portfolio holdings following the closing of the Reorganization. The tax impact of any such sales will depend on the difference between the price at which such portfolio holdings are sold and the GNMA Fund’s tax basis in such holdings. Any capital gains recognized in these sales on a net basis following the closing of the Reorganization will be distributed, if required, to the combined fund’s shareholders as capital gain dividends, to the extent of net realized long-term capital gains, and/or ordinary dividends and such distributions will be taxable to shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

CURRENT FUND	CUSIP	TICKER		NEW FUND	CUSIP	TICKER	CLASS
GNMA FUND	866918402	GNMAX	à	U.S. Government Securities Fund	866918204	SGTAX	A
GNMA FUND	866918865	GNMBX	à	U.S. Government Securities Fund	866918501	SGTBX	B
GNMA FUND	866918832	GNMTX	à	U.S. Government Securities Fund	866918840	NASBX	C

VOTING METHODS

PHONE:	To cast your vote by telephone with a proxy specialist, call the toll-free number found on your proxy card. Representatives are available to take your voting instructions Monday through Friday, 9:00 a.m. to 10:00 p.m. Eastern time.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

TOUCH-TONE:	To cast your vote via a touch-tone voting line, call the toll-free number and enter the control number found on your proxy card.

INTERNET:	To vote via the Internet, go to the website on your proxy card and enter the control number found on the proxy card.

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Proxy Materials Are Available Online At: proxyonline.com/docs/sunamerica.pdf

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